UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2008 (January 24, 2008)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-113470	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas	77082
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (281) 596-9988

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2008, Cardtronics, Inc. issued a press release announcing the appointment of two new independent directors to serve on its board. The new directors, Mr. Dennis Lynch and Mr. Tim Arnoult, were elected to the board effective January 24, 2008. In addition to their seats on Cardtronics' board of directors, Messrs. Lynch and Arnoult will each become members of the company's audit committee and its nominating and governance committee. There are no material relationships or transactions between either Mr. Lynch or Mr. Arnoult and Cardtronics or any of Cardtronics' directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there are no family relationships between either Mr. Lynch or Mr. Arnoult and any director or executive officer of Cardtronics. Finally, there is no arrangement or understanding between Mr. Lynch or Mr. Arnoult and any other persons or entities pursuant to which either Mr. Lynch or Mr. Arnoult was appointed as a director. A copy of the press release dated January 29, 2008 announcing the election of Messrs. Lynch and Arnoult is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 29, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
January 29, 2008 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer